Exhibit 1.1

3,165,000 Shares

Rigel Pharmaceuticals, Inc.

Common Stock

UNDERWRITING AGREEMENT

February 19, 2004

CREDIT SUISSE FIRST BOSTON LLC

NEEDHAM & COMPANY, INC.

THOMAS WEISEL PARTNERS LLC

FORTIS SECURITIES INC.

  As Representatives of the Several Underwriters,

    c/o Credit Suisse First Boston LLC

             Eleven Madison Avenue

             New York, N.Y. 10010-3629

Dear Sirs:

1.  Introductory.  Rigel Pharmaceuticals, Inc., a Delaware corporation (“Company”), proposes to issue and sell 2,850,000 shares of its common stock, par value $0.001 per share (“Securities”), and the stockholders listed in Schedule A hereto (“Selling Stockholders”) propose severally to sell an aggregate of 315,000 outstanding shares of the Securities (such 3,165,000 shares of Securities being hereinafter referred to as the “Firm Securities”). The Company also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 427,275 additional shares of its Securities, and the Selling Stockholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 47,475 additional outstanding shares of the Company’s Securities, as set forth below (such 474,750 additional shares being hereinafter referred to as the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule B hereto (“Underwriters”) as follows:

2.  Representations and Warranties of the Company and the Selling Stockholders.  (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)  Registration statements (No. 333-111777 and No. 333-106942) relating to the Offered Securities, each including a form of prospectus, have been filed with the Securities and Exchange Commission (“Commission”) and have been declared effective under the Securities Act of 1933 (“Act”) and are not proposed to be amended (the “initial registration statements”).   (A) An additional registration statement (the “additional registration statement”) relating to the Offered Securities has been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and has become effective upon filing pursuant to such Rule, and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statements and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statements and such additional registration statement.  If the Company does not propose to amend any initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to an initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission.  If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to an initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. Each initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statements as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of an initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as an “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement”.  The Initial Registration Statements and the Additional Registration Statement are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. Each prospectus included in a Registration Statement, as supplemented by a prospectus supplement to reflect the terms of offering of the Offered Securities, as filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act, including all material incorporated by reference in such prospectus, is hereinafter referred to individually and collectively as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(ii)  (A) on the Effective Date of each Initial Registration Statement, such Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, each Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the

Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and such document does not include, or will not include, any untrue statement of a material fact or omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and such document does not include, and will not include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

(iii)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company (“Material Adverse Effect”).

(iv)  The Company does not have any subsidiaries (as such term is defined in Rule 405 under the Act).

(v)  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable; and all outstanding shares of capital stock of the Company, and the Offered Securities will, conform to the description thereof contained in the Prospectus under the heading “Description of Capital Stock”; and the stockholders of the Company have no preemptive or similar rights with respect to the Securities that have not been properly waived.

(vi)  Except as disclosed in the Prospectus and except for the agreement between the Company and Gerber, Kelly & Co. L.L.C., dated December 10, 2003, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(vii)  Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.  There are no contracts, agreements or understandings between the Company and any person granting such person the right to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to a Registration Statement except such rights that have been properly waived satisfied prior to the date hereof.

(viii)  The Securities are listed on the Nasdaq National Market.

(ix)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(x)  The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the charter or by-laws of the Company.

(xi)  This Agreement has been duly authorized, executed and delivered by the Company.

(xii)  Except as disclosed in the Prospectus, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it; and except as disclosed in the Prospectus, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by it.

(xiii)  The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it as described in the Prospectus except where the lack thereof would not have a Material Adverse Effect, including without limitation all such certificates, authorities or permits required by the United States Food and Drug Administration (“FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

(xiv)  No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(xv)  The Company owns, possesses or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by it, or presently employed by it, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.  The expiration of intellectual property rights owned or possessed by the Company would not result in a Material Adverse Effect.  Except as described in the Prospectus, there is no claim being made against the Company regarding intellectual property rights.  The Company does not in the conduct of it business, as now conducted or proposed to be conducted as described in the Prospectus, infringe or conflict with any intellectual property rights of a third party or any intellectual property rights which are the subject of any patent application filed by any third party, which infringement or conflict could reasonably be expected to result in a Material Adverse Effect.  The

Company is not aware of any prior art that may render any patent application owned by the Company unpatentable which has not been disclosed to the United States Patent and Trademark Office and which would reasonably be expected to have a Material Adverse Effect.

(xvi)  Except as disclosed in the Prospectus, the Company is not in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xvii)  Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings have been threatened or, to the Company’s knowledge, contemplated.

(xviii)  The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in each Registration Statement present fairly the information required to be stated therein.

(xix)  Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xx)  The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(xxi)  The Company is not and, after giving effect to the offering and sale of the Offered Securities by the Company and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(xxii)  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that:  (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiii)  Each Investigational New Drug (“IND”) application to the FDA or similar application to foreign regulatory bodies, and related documents and information, has been filed, approved and maintained in compliance in all material respects with applicable statutes, rules, regulations, standards, guides or order administered or promulgated by the FDA or other regulatory body, and all pre-clinical and clinical studies undertaken to support approval of products for commercialization have been conducted in compliance with all applicable current Good Laboratory Practices and Good Clinical Practices in all material respects.  No filing or submission to the FDA or any other regulatory body, that is intended to be the basis for any approval, contains any material omission or material false information.  Except to the extent disclosed in a Registration Statement and the Prospectus, the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the FDA and comparable drug regulatory agencies outside of the United States.

(xxiv)  The clinical trials conducted by or on behalf of the Company that are described in the Registration Statements and Prospectus, or the results of which are referred to in the Registration Statements and Prospectus, if any, are the only clinical trials currently being conducted by or on behalf of the Company, and, to the best of the Company’s knowledge, such studies and tests were and, if still pending, are being, conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; and the descriptions of the results of the studies, tests and trials contained in the Registration Statements and Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies and tests.  Except as described in the Registration Statements or Prospectus, the Company has no knowledge of any other studies or test, the results of which are inconsistent with or otherwise call into question the results of the clinical trials described in the Registration Statements and Prospectus.  The Company has not received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated that are described in the Registration Statements and Prospectus.

(xxv)  The Company satisfies the eligibility requirements for registrants for registration statement Form S-3 pursuant to the standards for such form prior to October 21, 1992.  The aggregate market value of voting stock held by non-affiliates of the Company is $100 million or more and the Company has an annual trading volume for its Securities of 3 million shares or more, as determined pursuant to the instructions set forth in the registration statement on Form S-3 prior to October 21, 1992.

(b)  Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

(i)  Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

(ii)  On the Effective Date of the Registration Statement No. 333-106942 (the “Stockholder Initial Registration Statement”), the Stockholder Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, on the Effective Date of the Additional Registration Statement, the Stockholder Initial Registration Statement and the Additional Registration

Statement did not include any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Stockholder Initial Registration Statement and the Additional Registration Statement, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the effective date of the Additional Registration Statement in which the Prospectus is included, the Stockholder Initial Registration Statement and the Additional Registration Statement and the Prospectus did not include, or will not include, any untrue statement of a material fact or did not omit, or will not  omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The two preceding apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein

(iii)  Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(iv)  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Securities being sold pursuant to this Agreement.

3.  Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $18.80 per share, that number of Firm Securities (rounded up or down, as determined by Credit Suisse First Boston LLC (“CSFB”) in its discretion, in order to avoid fractions) obtained by multiplying 2,850,000 Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

Certificates in negotiable form for the Offered Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with Wells Fargo Bank, N.A., as custodian (“Custodian”).  Each Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust.  If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Company and the Custodian will deliver the Firm Securities to the Representatives for the accounts of the Underwriters against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the

Company in the case of 2,850,000 shares of Firm Securities and the Custodian, for the benefit of the Selling Stockholders, in the case of 315,000 shares of Firm Securities, at the office of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California at 10:00 A.M., New York time, on February 25, 2004, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB requests and will be made available for checking and packaging at the above office of Cooley Godward LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from CSFB given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company and the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Option Securities specified in such notice by a fraction the numerator of which is 427,275 in the case of the Company and the number of shares set forth opposite such names of such Selling Stockholders in Schedule A hereto under the caption “Number of Optional Securities to be Sold” in the case of the Selling Stockholders and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFB to eliminate fractions). Such Optional Securities shall be purchased from the Company and each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by CSFB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by CSFB but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company and the Selling Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, at the office of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Company or the Custodian, as applicable. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Cooley Godward LLP at a reasonable time in advance of such Optional Closing Date.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5.  Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

(a)  If the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) or (2) (as consented to by CSFB of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement (or, if applicable and if consented to by CSFB, subparagraph (4)  or (5)).  The Company will advise CSFB promptly of any such filing pursuant to Rule 424(b). If the Effective Time of an Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB.

(b)  The Company will advise CSFB promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplement without CSFB’s consent; and the Company will also advise CSFB promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)  If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither CSFB’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d)  As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Offered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

(e)  The Company will furnish to the Representatives copies of each Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and will continue such qualifications in effect so long as required for the distribution.

(g)  During the period of five years hereafter, upon request, the Company will furnish to the Representatives and to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year.

(h)  For a period of 90 days after the date of the initial public offering of the Offered Securities,

the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB except issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options or issuances of Securities pursuant to the Company’s dividend reinvestment plan or issuances of Securities pursuant to the Company’s employee stock purchase plan as in effect on the date hereof.

(i)  The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and the printing of memoranda relating thereto, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including 75% of the cost of any aircraft chartered in connection with attending or hosting such meetings, for any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters; provided however, that the Company shall not be responsible for or pay any underwriting discounts or commissions related to the sale of any Offered Securities sold by the Selling Stockholders.

(j)  Each Selling Stockholder (other than Frazier Healthcare IV, L.P. and Frazier Affiliates IV, L.P., which shall be subject to lockup letters delivered pursuant to Section 6(k)) agrees, for a period of 90 days after the date of the initial public offering of the Offered Securities (such 90 day period shall be referred to as the “Lock-up Period”), not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFB; provided however that with respect to 488, 829 shares of the Securities beneficially owned by Alta California Partners, L.P., 11,171 shares of the Securities beneficially owned by Alta Embarcadero Partners, LLC, 26,586 shares of the Securities beneficially owned by MPM BioVentures III, L.P., 395,401 shares of the Securities beneficially owned by MPM BioVentures III-QP, L.P., 11,942 shares of the Securities beneficially owned by MPM BioVentures III Parallel Fund, L.P., 33,416 shares of Securities beneficially owned by MPM BioVentures III GmbH & Co. Beteiligungs KG, 7,656 shares of the Securities beneficially owned by MPM Asset Management Investors 2003 BVIII LLC, such Lock-up Period shall be 45 days.  The foregoing sentence shall not apply to (i) transfers of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities made as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the terms of this Agreement prior to such transfer, (ii) any Securities acquired by such Selling Stockholder in the open market, and (iii) distributions to partners, members, shareholders or affiliates of such Selling Stockholder provided that the distributes thereof agree in writing to be bound by the terms of this Agreement prior to such distribution.  In addition, each Selling Stockholder agrees that, without the prior written consent of CSFB, it will not, for a period of 90 days after the date of the initial public offering of the Offered Securities, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

6.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a)  On or prior to the date of this Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the financial statements and any schedules audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on (a) the unaudited financial statements for the quarters ended March 31, June 30 and September 30, 2003 incorporated by reference in the Registration Statements and (b) the unaudited statement of operations for the quarters ended December 31, 2003 and 2002 from which the unaudited “capsule” financial information for the fourth quarter of 2003 and 2002 contained in the Prospectus was derived;

(iii) on the basis of the reviews referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited interim financial statements incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(B) the unaudited amounts of revenue, total operating expenses, net loss and net loss per share included in the “capsule” information contained in the Prospectus, do not agree with the corresponding amounts set forth in the unaudited financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of operations;

(C) at the date of the latest available balance sheet (December 31, 2003) read by such accountants, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company or, at the date of the latest available balance sheet read by such accountants, there was any decrease in net current assets or net assets, as compared with amounts shown on the latest balance sheet incorporated by reference in the Prospectus; or

(D) for the period from the closing date of the latest income statement incorporated by reference in the Prospectus to the closing date of the latest available income statement (December 31, 2003) read by such accountants there were any decreases, as compared with the corresponding period of the previous year and as compared with the period of corresponding length ended the date of the latest income statement incorporated by reference in the Prospectus, in total revenues or increase in total operating expenses or in the total or per share amounts of net loss;

except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

(iv)  on the basis of inquiries of officials of the Company who have responsibility for financial and accounting matters, the findings of those procedures regarding whether:

(A) at a subsequent specified date note more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company or there was any decrease in the net current assets or net assets, as compared with the amounts shown on the latest balance sheet incorporated by reference in the Prospectus;

(B) for the period from the closing date of the latest income statement incorporated by reference in the Prospectus to a subsequent specified date not more than three business days prior to the date of such letter there were any decrease, as compared with the corresponding period of the previous year, in revenues or increase in total operating expenses or the total or per share amounts of net loss; and

(v)  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

(b)  The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement.  No stop order suspending the effectiveness of a Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or any Underwriter, shall be contemplated by the Commission.

(c)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v)or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States,  any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d)  The Representatives shall have received an opinion, dated such Closing Date, of Cooley Godward LLP, counsel for the Company, to the effect that:

(i)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify or be in good standing would not have a Material Adverse Effect;

(ii)  The Offered Securities to be purchased by the Underwriters from the Selling Stockholders on such Closing Date have been duly authorized and validly issued, and are fully paid and nonassessable; the Offered Securities to be purchased by the Underwriters from the Company on such Closing Date have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable; the Offered Securities conform to the description thereof contained in the Prospectus under the heading “Description of Capital Stock”; and the issuance of the Securities will not be subject to any preemptive or similar rights under the certificate of incorporation or bylaws of the Company, any agreement or instrument identified on Exhibit A to such opinion, or under the Delaware General Corporation Law;

(iii)  To such counsel’s knowledge, there are no contracts or agreements between the Company and any person granting such person the right to require the Company to include such securities in the securities registered pursuant to the Registration Statements, except for those rights that have been waived or satisfied; to such counsel’s knowledge, except as set forth in the Registration Statements and Prospectus, there are no contracts or agreements between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person;

(iv)  The Company is not and, after giving effect to the offering and sale of the Offered Securities by the Company and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(v)  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws (as to which such counsel need not express an opinion);

(vi)  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule or regulation (other than applicable state securities and blue sky laws as to which such counsel need not express any opinion) or, to the knowledge of such counsel, order naming the Company of any governmental agency or body or any court having jurisdiction over the Company or any of its properties, or any agreement or instrument identified on Exhibit A to such opinion, or the certificate of incorporation or by-laws of the Company;

(vii)  Each Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement, as of its effective date, each Registration Statement and the Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; each report of the Company filed with the Commission and incorporated or deemed incorporated by reference in a Registration Statement and Prospectus complied as to form, as of its filing date, in all material respects with the Exchange Act and the Rules and Regulations; and such counsel do not know of any contracts or documents of a character required to be described in the Registration Statements or Prospectus or to be filed as exhibits to the Registration Statements which are not described and filed as required;

(viii)  The descriptions (A) under the heading “Description of Capital Stock” in the prospectus dated January 30, 2004 that is part of Registration Statement No. 333-111777 and (B)  in Item 15 of each of the Initial Registration Statements, in each case insofar as they constitute summaries of the terms of stock, matters of law or regulation, legal conclusions or agreements, fairly summarize the matters referred to therein to the extent required under the Act and the Rules and Regulations thereunder; the statements in the Prospectus under the heading “United States Federal Income Tax Consequences to Non-United States Holders,” to the extent they constitute matters of U.S. federal income tax law and legal conclusions with respect thereto, are accurate in all material respects;  such counsel is not aware of any contracts or documents of a character required to be described in the Registration Statements or Prospectus or to be filed as exhibits to the Registration Statements which are not described and/or filed as required;

(ix)  To such counsel’s knowledge, there are no legal or governmental proceedings pending or overtly threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statements or Prospectus and are not so described; and

(x)  This Agreement has been duly authorized, executed and delivered by the Company.

In addition, such counsel shall state that, in the course of the preparation of the Prospectus, such counsel has participated in conferences with officers of the Company, representatives of its independent public accountants and representatives of the Underwriters and their counsel during which the contents of the Registration Statements and the Prospectus were discussed, and while such counsel has not independently verified, are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the Registration Statements or Prospectus (except to the extent of the opinions set forth in clause (viii)), such counsel advises you that nothing has come to such counsel’s attention that causes such counsel to believe that (A) each Registration Statement (except for the financial statements and financial schedules and other financial and statistical data derived therefrom, as to which such counsel expresses no belief) at the time such Registration Statement became effective contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data derived therefrom, as to which such counsel expresses no belief) as of its date or as of such Closing Date contained or contains an untrue statement of material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)  The Representatives shall have received an opinion, dated such Closing Date, of Dorsey & Whitney LLP, a patent counsel for the Company, to the effect that:

(i)  Although we have not investigated the matter, we are not aware of any facts that would preclude the Company from having clear title to the patent applications listed in the schedule of patent applications attached to such counsel’s opinion (the “Patent Schedule”).

(ii)  To our knowledge, we and the Company are complying with the required duty of candor and good faith in dealing with the U.S. Patent and Trademark Office, including the duty to disclose to the Office all information believed to be material to the Company’s pending U.S. applications included in the Patent Schedule as defined in 37 C.F.R. § 1.56.

(iii)  Although we have not investigated the matter, to our knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company is infringing on any patent.

(iv)  To our knowledge, there are no claims of third parties to any inventorship interest with respect to any of the patent applications listed in the Patent Schedule.

(v)  In the course of our representation and work on matters we have undertaken for the Company, although we have not investigated the matter, we have not become aware that the Company is infringing any valid and enforceable patent rights of others.

(vi)  To our knowledge, there are no legal or governmental proceedings pending against the Company relating to the patent applications listed in the Patent Schedule, other than review by patent offices of pending applications for patents.

(vii)  We have reviewed the sections of the Prospectus under headings (x) “Risk Factors — Our success is dependent on intellectual property rights held by us and third parties and our interest in such rights is complex and uncertain;” and (y) “Risk Factors – If a dispute arises regarding the infringement or misappropriation of the proprietary rights of others, such dispute could be costly and result in delays in our research and development activities;” and the section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under the heading “Business – Intellectual Property.” While we are not passing upon, guaranteeing or otherwise assuming any responsibility for the accuracy, completeness or fairness of the statements in the sections delineated above, in the course of our representation of the Company as described in such counsel’s opinion, nothing has come to our attention that makes us believe that the sections delineated above, as of the date of the Prospectus or as of the date hereof, contained or contain any untrue statement of a material fact, or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)  The Representatives shall have received an opinion, dated such Closing Date, of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Selling Stockholders, to the effect that:

(i)  Each Selling Stockholder (other than the Partnership) has full right, power and authority to sell, assign, transfer and deliver the Offered Securities delivered by such Selling Stockholder on such Closing Date hereunder; and upon consummation of the sale of the Offered Securities by each Selling Stockholder to the several Underwriters pursuant to this Agreement, the several Underwriters will receive valid title to the Offered Securities purchased by them from the Selling Stockholders on such Closing Date hereunder, free of any security interests, claims, liens, equities, and other encumbrances, assuming the Underwriters do not have any notice of any “adverse claims” (as defined in Article 8 of the Uniform Commercial Code);

(ii)  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by any Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement or this Agreement in connection with the sale of the Offered Securities sold by the Selling Stockholders, except such as have been obtained and made under the Act and such as may be required under state securities laws;

(iii)  The execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Stockholder (other than the Partnership) or any of its properties or the limited partnership agreement or limited liability company operating agreement of such Selling Stockholder; and

(iv)  The Power of Attorney and related Custody Agreement with respect to each Selling Stockholder (other than the Partnership) has been duly authorized, executed and delivered by such Selling Stockholder; the Power of Attorney and related Custody Agreement with respect to each Selling Stockholder constitutes valid and legally binding obligations of such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(v)  This Agreement has been duly authorized, executed and delivered by each Selling Stockholder (other than the Partnership).

(g)  The Representatives shall have received an opinion, dated such Closing Date, of Pollath & Partners, counsel to MPM BioVentures III GmbH & Co. Beteiligungs KG (the “Partnership”), to the effect that:

(i)  The Partnership is validly constituted and was duly established and registered as a limited partnership on February 11, 2002 with the commercial register at the lower court of Munich under registration number HRA 79450 and is validly existing under the German Commercial Code (Handelgesetzbuch);

(ii)  the Partnership ahs the right, power and authority to sell, assign, transfer and deliver the Offered Securities delivered by the Partnership on the date hereof pursuant to the Underwriting Agreement;

(iii)  no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Partnership for the consummation of the transaction contemplated by this Agreement or the Power of Attorney or Custody Agreement executed by the Partnership in connection with the sale of the Offered Securities sold by the Partnership;

(iv)  the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court in the Federal Republic of Germany or the Partnership Agreement; and

(v)  the Agreement, the Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by the Partnership.

(h)  The Representatives shall have received from Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i)  The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of a Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company except as set forth in the Prospectus or as described in such certificate.

(j)  The Representatives shall have received a letter, dated such Closing Date, of  Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(k)  On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of executive officers and directors of the Company, Alta BioPharma Partners II, L.P., Alta Embarcadero BioPharma Partners II, LLC, Frazier & Company, Inc., Frazier Healthcare II, L.P., Frazier Affiliates IV, L.P., Frazier Healthcare IV, L.P. and MPM BioEquities Master Fund, LP.

(l)  The Custodian will to deliver to CSFB a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests.  CSFB may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7.  Indemnification and Contribution.  (a)  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter.

(b) Each Selling Stockholder, severally in proportion to the number of Offered Securities to be sold by them hereunder and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder; and provided further, that a Selling Stockholder shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by such Selling Stockholder specifically for inclusion in a Registration Statement or Prospectus; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder, its partners, directors and officers and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder, its partners, directors and officers and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act, in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter:

the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the eleventh paragraph under the caption “Underwriting”.

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Selling Stockholders’ obligations under this subsection (e) to contribute are several and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

8.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company and the Selling Stockholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  Transactions Advisory Group (Fax No.: 212.325.4296),

or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 1180 Veterans Boulevard, South San Francisco, CA 94080, Attention:  General Counsel (Fax No.:  650.624.1133), or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to MPM BioVentures III, L.P. at 111 Huntington Avenue, 31st Floor, Boston, MA 02199 Attention:  Nicholas Simon (Fax No.: 617.425.9314); provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.  Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFB will be binding upon all the Underwriters.  James M. Gower and James H. Welch will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by James M. Gower or James H. Welch will be binding upon all the Selling Stockholders.

13.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.  Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

By	/s/ James H. Welch
Name: James H. Welch
As Attorney-in-fact acting on behalf of each of the Selling Stockholders named in Schedule A to this Agreement

RIGEL PHARMACEUTICALS, INC.

	By	/s/ James H. Welch
Name: James H. Welch
Title: Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC NEEDHAM & COMPANY INC. THOMAS WEISEL PARTNERS LLC FORTIS SECURITIES INC.

Acting on behalf of themselves and as the Representatives of the several Underwriters

By	CREDIT SUISSE FIRST BOSTON LLC

By	/s/ Edward M. Brown
Name: Edward M. Brown
Title: Managing Director

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
MPM BioVentures III, L.P.	9,648	1,454
MPM BioVentures III-QP, L.P.	143,488	21,626
MPM BioVentures III GmbH & Co. Beteiligungs KG	12,126	1,827
MPM Bioventures III Parallel Fund, L.P.	4,333	653
MPM Asset Management Investors 2003 BVIII LLC	2,778	419
Alta Californa Partners, L.P.	72,800	10,972
Alta Embarcadero Partners, LLC	1,664	251
Frazier Healthcare IV, L.P.	67,819	10,221
Frazier Affiliates IV, L.P.	344	52

Total	315,000	47,475

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse First Boston LLC	1,519,200
Needham & Company, Inc.	683,640
Thomas Weisel Partners LLC	683,640
Fortis Securities Inc.	151,920
Adams, Harkness & Hill, Inc.	31,650
ThinkEquity Partners LLC	31,650
Wells Fargo Securities, LLC	31,650
White Mountain Capital, LLC	31,650

Total	3,165,000